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                     STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of this 1st day of January 1999 by and between Princeton Video Image, Inc., a corporation organized and existing under the laws of the State of New Jersey ("PVI"), and Presencia en Medios, S.A. de C.V., a limited liability corporation organized and existing under the laws of Mexico ("PRESENCIA"), and Eduardo Sitt, an individual residing in Mexico ("MR. SITT") (PRESENCIA and MR. SITT collectively, the "PURCHASERS") (each of PVI, PRESENCIA and MR. SITT, a "Party" and collectively, the "Parties").

                      PRELIMINARY STATEMENTS

     A. As evidenced by the certificate of incorporation of Publicidad Virtual, S.A. de C.V., a limited liability corporation organized and existing under the laws of Mexico (the "ISSUER"), dated February 21, 1994, and other books and records of the ISSUER, PVI has acquired and currently holds 2,500 shares (the "Shares") of the capital stock, first series, of the ISSUER, which Shares represent a 50% interest in the ISSUER.

     B. The PURCHASERS wish to purchase the Shares from PVI, and PVI wishes to sell the Shares to the PURCHASERS, upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of mutual covenants and promises set forth in this Agreement, the Parties hereby agree as follows:

     1.   PURCHASE AND SALE OF SHARES.  Upon the execution of this
Agreement: (i) PVI shall tender to PRESENCIA a fully executed stock power, in form and substance reasonably acceptable to PRESENCIA, authorizing the ISSUER to transfer upon its books and records 2,499 of the Shares to PRESENCIA; (ii) PVI shall tender to MR. SITT a fully executed stock power, in form and substance reasonably acceptable to MR. SITT, authorizing the ISSUER to transfer upon its books and records one of the Shares to MR. SITT; and (iii) as payment in full for the Shares, the PURCHASERS shall tender to PVI, via a certified check drawn upon a U.S. bank or a wire transfer of immediately available funds to an account designated by PVI in writing, the sum of US$121,000, net of any required tax withholdings, together with a certificate signed by the PURCHASERS evidencing the calculation of such withholding and a certificate issued by the appropriate revenue authority(ies) evidencing its receipt of the amount withheld. In the event that any portion of the amount withheld is later refunded or otherwise returned, the PURCHASERS shall immediately pay over, or cause to be paid over, such amount to PVI. From and after the respective parties' tender of such instruments and such sums, the PURCHASERS shall be deemed to have purchased the Shares in their entirety and, as among the Parties, shall be deemed to be the holders thereof. For all purposes, including tax and accounting purposes, the Parties shall treat such purchase and sale as being effective as of the date hereof.

     2.   PURCHASERS' REPRESENTATIONS AND WARRANTIES. Each of the
PURCHASERS hereby represents and warrants to PVI as follows:

          (a) MR. SITT, who is a director and officer of PRESENCIA, has had and continues to have access to the ISSUER's books and records and other information concerning the ISSUER and its operations, and, in connection with the purchase of the Share(s) hereunder, such PURCHASER has relied on this knowledge of the ISSUER, in addition to the other sources of information set forth in this
Section 2;

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          (b)  All material documents, records and books pertaining
to the investment made hereunder have, on request, been made available to such PURCHASER and such PURCHASER's advisors;

          (c) The ISSUER has made available to such PURCHASER and such PURCHASER's representatives the opportunity to ask questions of, and receive answers from, the ISSUER concerning the ISSUER's business and financial affairs and to obtain any additional information, to the extent that the ISSUER possesses such information, or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information given to such PURCHASER or otherwise to make an informed investment decision; and

          (d) PURCHASERS have made all payments, filed all documents and taken all other actions necessary to cause the transaction contemplated by the Agreement to comply with all applicable taxation and withholding laws, rules and regulations of any jurisdiction outside the United States, and/or shall do so promptly after the execution of this Agreement.

All of the foregoing representations and warranties shall survive the delivery of this Agreement and the purchase of the Shares by the PURCHASERS.

     3. INDEMNIFICATION. Each of the PURCHASERS, jointly and severally, shall indemnify, defend and hold harmless PVI from and against any and all claims, actions, losses, costs, expenses, damages and liabilities (including, without limitation, court costs and attorneys' fees) arising out of or due to: (i) a breach by a PURCHASER of any of the representations and warranties made in
Section 2; or (ii) any Party's failure to comply with all applicable laws of any jurisdiction outside the United States in connection with the transaction contemplated by this Agreement.

     4. FURTHER ACTS. From and after the date of this Agreement, each Party, acting with the advice of its counsel and accountants, shall execute all documents and undertake all other acts reasonably requested by the other Party in order to effect the intent of this Agreement.

     5. SPECIFIC PERFORMANCE. Each Party agrees that a failure by any Party to perform its obligations under this Agreement shall result in irreparable damage and that specific performance of such obligations may be obtained without the posting of any bond or other security.

     6. MISCELLANEOUS. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to, or shall confer upon, any third party any legal or equitable right, benefit or remedy of any nature whatsoever. This Agreement shall not be amended except by a writing executed by all of the Parties. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof. This Agreement shall be construed as if it were an agreement between parties located in the State of New Jersey and were to be performed entirely within the State of New Jersey. This Agreement may be signed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                             * * *

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     IN WITNESS WHEREOF, each of the Parties has caused this Stock
Purchase Agreement to be executed on March 3, 1999 to be effective as of the date first written above.

                                   PRINCETON VIDEO IMAGE, INC.


                                   By: /s/ Lawrence Epstein
                                       -----------------------
                                   Name: Lawrence Epstein
                                         ---------------------
                                   Title: VP/CFO
                                          --------------------


                                   PRESENCIA EN MEDIOS, S.A. DE C.V.


                                   By: /s/ Eduardo Sitt
                                       -----------------------
                                   Name: Eduardo Sitt
                                         ---------------------
                                   Title: President
                                          --------------------


                                   /s/ Eduardo Sitt
                                   ---------------------------
                                   Eduardo Sitt


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